                                                                      EXHIBIT 11

                      BRUSH WELLMAN INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS

                                            SECOND QUARTER ENDED          SIX MONTHS ENDED
                                         --------------------------   -------------------------
                                           JULY 2,       JULY 3,        JULY 2,       JULY 3,
                                            1999           1998          1999          1998
                                         -----------   ------------   -----------   -----------
Basic:
  Average shares outstanding...........   16,197,328     16,372,170    16,195,533    16,344,844
                                         ===========   ============   ===========   ===========
  Net income...........................  $ 3,233,000   $(13,084,000)  $ 5,719,000   $(6,922,000)
  Per share amount.....................  $      0.20   $      (0.80)  $      0.35   $     (0.42)
                                         ===========   ============   ===========   ===========
Diluted:
  Average shares outstanding...........   16,197,328     16,372,170    16,195,533    16,344,844
  Dilutive stock options based on the
     treasury stock method using
     average market price..............       71,764             --        57,026            --
                                         -----------   ------------   -----------   -----------
          Totals.......................   16,269,092     16,372,170    16,252,559    16,344,844
                                         ===========   ============   ===========   ===========
  Net income...........................  $ 3,233,000   $(13,084,000)  $ 5,719,000   $(6,922,000)
  Per share amount.....................  $      0.20   $      (0.80)  $      0.35   $     (0.42)
                                         ===========   ============   ===========   ===========

                                       16